UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2011 (November 7, 2011)
_______________

BIOCANCELL THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-53708	20-4630076
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem, Israel, 97775
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-548-6555

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 7, 2011, per the recommendation of the audit committee of the board of directors (the "Board") of BioCancell Therapeutics Inc. (the "Company" or "BioCancell"), the Board resolved to authorize the Company's management to proceed with a private placement of shares of the Company's Common Stock in return for an aggregate investment of approximately $3 million, expandable up to $4 million (the "Private Placement"), by private and institutional investors. Clal Biotechnology Industries Ltd. ("CBI") is among the parties that have expressed interest in participating in the Private Placement. As proposed, investors will purchase shares at a price per share of NIS 1.25 (approximately $0.34), which is approximately 10% lower than the closing price of the Company's share on the Tel Aviv Stock Exchange Ltd. (the "TASE") on the date of the aforementioned resolution.

Participation by CBI would subject the Private Placement to the approval of the Company's stockholders, as CBI, together with Tikcro Technologies Ltd. ("Tikcro") and Professor Abraham Hochberg, are considered "controlling stockholders" under the provisions of the Israeli Companies Law, 1999 for the purpose of approving related party transactions. In addition, the Private Placement will be subject to regulatory approvals, including the approval of the TASE.

The price per share of the shares of Company's Common Stock to be issued under the Private Placement is expected to activate adjustment mechanisms pursuant to anti-dilution undertakings of the Company in the framework of investment agreements with private investors CBI, Tikcro and the Provident Fund of the Employees of the Hebrew University of Jerusalem, Israel Ltd. from July 2008.

At this time, the Company has not committed to carry out the Private Placement or any issuance of securities to investors, and any such transaction remains subject to the discretion of the Company.

This Form 8-K shall not be deemed to be offer of any securities for sale or a solicitation of an offer to buy any securities. The securities offered will not be or have not been registered under the Securities Act of 1933 as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward Looking Statement

 This filing contains "forward-looking" statements, including statements that may relate to the further development and potential safety and efficacy of BC-819 or other products under development by BioCancell, as well as BioCancell's development strategy. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of BioCancell  to differ materially from those indicated by these forward-looking statements, including, among others, the risk that the U.S. Food and Drug Administration may require changes to the protocols and informed consents for clinical trials, which changes may have a material adverse effect on the timing of, and BioCancell's ability to conduct, those clinical trials, risks related to the clinical advancement of BioCancell's products, including, but not limited, to the risk that clinical trials may not demonstrate safety and efficacy sufficient to obtain the requisite regulatory approvals or to result in a marketable product and risks related to the potential for others to develop similar products. BioCancell does not undertake any obligation to update forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCANCELL THERAPEUTICS, INC.

Dated: November 8, 2011	By:	/s/ Avraham Hampel
Avraham Hampel
Company Secretary